Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-170876, 333-170876-01, 333-170876-02, 333-170876-03, 333-170876-04 and 333-170876-05 on Form S-3 and 333-170879, 333-162927, 333-162926, 333-148024, 333-139384, 333-139383, 333-139382, 333-139380, 333-121344, 333-121343, 333-121342, 333-102306, 333-101291, 333-59134 and 333-37108 on Form S-8 of our report on the consolidated financial statements and financial statement schedules of MetLife, Inc., and subsidiaries (the “Company”) dated February 28, 2012 (which expresses an unqualified opinion and includes an explanatory paragraph regarding changes in the Company’s method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009) and our report on the effectiveness of the Company’s internal control over financial reporting dated February 28, 2012, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/S/ DELOITTE & TOUCHE LLP

New York, New York

February 28, 2012